EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Consensus Cloud Solutions, Inc. (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R. Scott Turicchi, as Chief Executive Officer (Principal Executive Officer) of the Company, and Adam Varon, as Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1.The accompanying quarterly report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Consensus Cloud Solutions, Inc.

/s/ R. SCOTT TURICCHI
R. Scott Turicchi
Dated:	August 6, 2026	Chief Executive Officer and Director (Principal Executive Officer)

Dated:	August 6, 2026	/s/ ADAM VARON
Adam Varon
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Consensus Cloud Solutions, Inc. and will be retained by Consensus Cloud Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.